UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 28, 2011

ACCELERATED ACQUISITIONS XIII, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54058	27-2787135
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

1840 Gateway Drive, Suite 200, Foster City, California	94404
Address of Principal Executive Offices	Zip Code

Registrant’s Telephone Number, Including Area Code: (650) 283-2653

N/A
Former Address of Principal Executive Offices

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Sale

On December 28, 2011, Sowa Jisho Co., Ltd. (“Purchaser”) agreed to acquire 23,350,000 shares of the Company’s common stock par value $0.0001 for a price of $0.0001 per share.  At the same time, Accelerated Venture Partners, LLC agreed to tender 3,500,000 of their 5,000,000 shares of the Company’s common stock par value $0.0001 for cancellation.  Following these transactions, Sowa Jisho Co., Ltd. owned approximately 94% of the Company’s 24,850,000 issued and outstanding shares of common stock par value $0.0001 and the interest of Accelerated Venture Partners, LLC was reduced to approximately 6% of the total issued and outstanding shares.  Simultaneously with the share purchase, Timothy Neher resigned from the Company’s Board of Directors and Katsumi Niisaka was simultaneously appointed to the Company’s Board of Directors.  Such action represents a change of control of the Company.

The Purchaser used their working capital to acquire the Shares. The Purchaser did not borrow any funds to acquire the Shares.

Prior to the purchase of the shares, the Purchaser was not affiliated with the Company. However, the Purchaser will be deemed an affiliate of the Company after the share purchase as a result of their stock ownership interest in the Company.

The purchase of the shares by the Purchaser was completed pursuant to written Subscription Agreements with the Company.  The purchase was not subject to any other terms and conditions other than the sale of the shares in exchange for the cash payment.

Concurrent with the sale of the shares, the Company will file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware in order to change its name to “Sowa Jisho Inc.”.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

See response to Item 1.01.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation and Appointment of Director and Principal Officers.

On December 28, 2011, concurrent with the consummation of the share purchase by the Purchaser, Timothy Neher submitted his resignation as President, Secretary and Treasurer and a director of the Company.  Simultaneously, the Board appointed and elected Katsumi Niisaka to the office of Chief Executive Officer, President, Secretary, Treasurer and a director of the Company.

Mr. Niisaka is a seasoned, successful executive with strong, deep ties to the real estate industry, and a Director of Sowa Jisho Co., Ltd., based in Japan.

ITEM 9.01.	EXHIBITS

(d)	Exhibits

Number	Description

10.1	Subscription Agreement, dated as of December 28, 2011 by and among Accelerated Acquisitions XIII, Inc. and Sowa Jisho Co., Ltd.
10.2 10.3
Letter dated December 28, 2011, from Accelerated Venture Partners to Accelerated Acquisitions XIII, Inc. regarding the tender of shares for cancellation.

Letter of resignation tendered by Timothy Neher on December 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2011.

ACCELERATED ACQUISITIONS XIII, INC.

/s/ Katsumi Niisaka
Katsumi Niisaka
Director